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                                                                   EXHIBIT 10.56

PEARL MEYER & PARTNERS

                                 PULITZER INC.

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                    Incentive Opportunities for JAMES MALONEY

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This term sheet outlines certain incentive opportunities that will be offered to you if the current strategic review process leads to a sale of the Company (a "Transaction") that takes place before September 1, 2005.

A.       TRANSACTION INCENTIVE OPPORTUNITY

         To encourage you to continue with the Company and share in the value realized by our stockholders, you will be eligible to receive the following amounts UPON THE TRANSACTION CONSUMMATION IF YOU ARE THEN STILL EMPLOYED BY THE COMPANY:

         DEAL PARTICIPATION BONUS

                 $50,000 This Bonus is being offered to you in recognition of your efforts up until the date of the Transaction consummation.

         BONUS IN LIEU OF 2004 STOCK OPTION GRANT

                 $45,000 This Bonus is being offered in lieu of a 2004 stock option grant.

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                 $95,000            TOTAL TRANSACTION INCENTIVE OPPORTUNITY

B.       RETENTION INCENTIVE OPPORTUNITY

         To encourage you to continue with the Company following the transaction, you will be eligible to receive the following amount on the date that is THREE MONTHS FOLLOWING THE TRANSACTION CONSUMMATION IF YOU ARE THEN EMPLOYED BY THE COMPANY (OR ITS SUCCESSOR):

         RETENTION BONUS

                $159,987 You would also be entitled to the Retention Bonus if your employment is terminated during the period of three months following the Transaction other than by the Company for "Cause" or by you without "Good Reason" (as those terms are defined in your Executive Transition Agreement).


                                                     A Clark Consulting Practice
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PEARL MEYER & PARTNERS

                                 PULITZER INC.

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                    Incentive Opportunities for JAMES MALONEY

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C.       STOCK OPTIONS

         All of your unvested options to purchase common stock of Pulitzer Inc. will vest immediately before consummation of the Transaction, assuming your employment continues until that time. Your vested options are, of course, currently exercisable, subject to compliance with federal securities laws and Company policies.

D.       EXECUTIVE TRANSITION PLAN

         The above incentive opportunities will be in addition to any rights or entitlements you have under your Executive Transition Agreement, subject, however, to the golden parachute excise tax limitation (the "280G Limit") described in Section 6 of your Executive Transition Agreement. Your 280G Limit is determined with reference to your average compensation from the Company for the five years preceding a change in control transaction. If a Transaction occurs in 2005, your compensation for 2004 will be taken into account in calculating the average. The accelerated payment of your 2004 bonus (see the attached cover letter) should increase your average to some extent. Nevertheless, because of the complexity of the rules relating to the 280G Limit and the fact that 2004 is nearly over, we suggest you consult with a professional tax adviser regarding the potential application of this limitation in your situation.


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                                                     A Clark Consulting Practice